                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                               November 21, 1994



                       CHAMBERS DEVELOPMENT COMPANY, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                   1-9108                25-1214958
 (State or other jurisdiction       (Commission            (IRS Employer
      of incorporation)             File Number)        Identification No.)


       10700 Frankstown Road
     Pittsburgh, Pennsylvania                             15235
      (Address of Principal                            (Zip Code)
        Executive Offices)





Registrant's Telephone Number, including area code:  412/242-6237

Item 5.  Other Information

(a) In July 1993, the Company executed comprehensive amendments to its bank credit facility (the "Credit Facility") and note purchase agreements (the "Senior Notes"). On November 18, 1994, the Company reached an agreement in principle regarding additional amendments, and on November 23, 1994 executed such amendments (the "Amendments") to its Credit Facility and Senior Note agreements, which include waivers (with respect to noncompliance of consolidated working capital, consolidated tangible net worth and financial statement delivery covenants) and revisions to the terms and conditions of the Credit Facility and Senior Note agreements, principally with respect to payment terms and compliance covenants.

The Amendments provide that 90% of the $74,421,000 scheduled payments previously due on July 1, 1995 will be deferred until July 1, 1996, with further deferral to December 31, 1996, at the Company's option, of up to 75% of the $95,512,000 scheduled payments previously due on October 31, 1995 and December 30, 1995 and all of the $95,512,000 aggregate scheduled payments due on October 31, 1996 and December 30, 1996. Certain of such scheduled payments due in 1995 and 1996 will be reduced by pro rata payments made prior to the scheduled payment dates. The non- deferred portion of these scheduled payments will be applied to reduce Senior Note obligations, industrial revenue bond obligations and letters of credit issued under the Credit Facility. The Amendments also provide that the remaining originally scheduled principal payments on the Senior Notes due after 1996 become due on December 31, 1996.

The Amendments require, however, that the Company reduce Senior Note and Credit Facility obligations by a total of $60,000,000, primarily through the payment of the non-deferred portions of the scheduled payments discussed above and other scheduled payments, between August 31, 1994 and December 31, 1995, of which $20,000,000 must occur buy January 31, 1995. Of this amount, $13,189,000 has been paid to date. Portions of the remaining required payments are expected to be satisfied by currently available funds and operating cash flow, and in the absence of a refinancing of the Senior Note and Credit Facility obligations during 1995, the Company will need to complete additional divestitures to satisfy any remaining payments. Under the Amendments, the Company is also required to pay to the holders of the Senior Notes and the Credit Facility banks, the amount by which its daily average unrestricted cash balance exceeds $40,000,000 for any calendar month, and a minimum of 50% of the net proceeds from specified divestitures as permitted by the Amendments, which proceeds will be applied to the $60,000,000 discussed above.

The Company is endeavoring to complete a refinancing of the Senior Note and Credit Facility obligations by April 30, 1995. At the time of refinancing, the Company may be required to pay an early redemption premium to the Senior Note holders (the "Premium") based on the difference between the interest rates on the Senior Notes and an adjusted rate for U.S. Treasury securities having a similar maturity. Based on current interest rates on U.S. Treasury securities, on April 30, 1995 the Premium would be approximately $5,691,000.





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


The Amendments also require payment of escalating extension fees by the Company to the Senior Note holders and Credit Facility banks, based upon the principal amounts outstanding as of the beginning of each calendar quarter, until such time as the existing debt under these agreements has been retired. Such extension fees are expected to aggregate approximately $652,000 through April 30, 1995. The total of the extension fees and the Premium is an estimate and the actual amount will depend on the actual time of the refinancing and the average principal amounts outstanding under the Senior Notes through that period. The extension fees and the Premium will be charged to expense during the period ending with the refinancing. A fee of approximately $673,000 was paid upon final execution of the Amendments.

The Amendments also provide, under certain conditions, for the issuance to the Senior Note holders and Credit Facility banks, at nominal consideration, shares of the Company's Class A Common Stock. In the event that the Company has not refinanced the Senior Note and Credit Facility obligations prior to October 1, 1995, shares of Class A Common Stock equivalent to 4% of the Company's then issued and outstanding Common Stock and Class A Common Stock become issuable. An additional 4% becomes issuable if the Company has not refinanced prior to April 1, 1996.

The Amendments contain financial covenants which require the Company to maintain minimum levels of tangible net worth, working capital and quarterly cash flows from operations. The Amendments also prohibit the incurrence of additional indebtedness and the payment of cash dividends, and limit annual cash capital expenditures.

The Company believes that a refinancing cannot be obtained without the final settlement of certain shareholder litigation. Further, the payments required under the settlement of the shareholder litigation would require the refinancing of the Senior Notes and Credit Facility obligations. In the event that a refinancing is not achieved, the liquidity and operations of the Company would be materially and adversely affected.

(b) On November 28, 1994, the Company entered into an agreement and plan of merger with USA Waste Services, Inc. ("USA Waste") and a wholly-owned subsidiary of USA Waste (the "Merger Agreement"), pursuant to which the subsidiary would merge with and into the Company, and USA Waste would issue
0.41667 shares of its common stock, subject to certain adjustments, for each share of the Company's Class A Common Stock and Common Stock outstanding. As a result of the merger, the Company would become a wholly-owned subsidiary of USA Waste. USA Waste, which has 22,575,263 shares of common stock outstanding, would issue an aggregate of approximately 27.8 million shares of its common stock in connection with the merger, assuming no adjustment to the exchange ratio. The merger is subject, among other things, to the receipt by each party of an opinion from its investment banking firm relating to the financial fairness of the merger to its respective shareholders, the approval of the shareholders of both USA Waste and the Company, appropriate assurances as to the treatment of the merger as a tax-free reorganization accounted for as a pooling of interests, expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, final settlement of the shareholder litigation involving the Company, and certain other conditions. It is anticipated that completion of the merger will require approximately six months.


In connection with the Merger Agreement, USA Waste received proxies from certain of the Company's shareholders authorizing USA Waste to vote such shares in favor of the merger, subject to certain conditions and for a limited term. The shares covered by these proxies have voting rights representing a majority of the voting rights of all outstanding shares of the Company entitled to vote on the merger. The Company has also received proxies from certain of USA Waste's shareholders similarly authorizing the Company to vote such shares in favor of the merger.





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
Item 7.  Financial Statements and Exhibits


     The exhibits shall be furnished in accordance with the provisions of Items 304(a)(3) and 601 of Regulation S-K.

                                                              Page of
                                                             Sequential
Exhibit No.             Description                          Numbering
   2       Agreement and Plan of Merger, dated November 28,
           1994, by and among USA Waste Services, Inc.,
           Envirofil, Inc. and Chambers Development
           Company, Inc.

  10.3(b)  Eighth Amendment to Amended, Modified and Restated
           Loan Agreement, dated as of November 23, 1994, by and among Chambers Development Company, Inc. and
           NationsBank of North Carolina, N.A., Bank of New
           York, National City Bank, National Westminster
           Bank USA, Bank of America NT & SA, Bank One,
           Columbus, N.A., Philadelphia National Bank,
           Commerzbank Aktiengesellschaft, NationsBank of
           Virginia, N.A., PNC Bank N.A., Fleet Bank of
           Massachusetts, N.A. and Michigan National Bank.

  10.3(c)  Ninth Amendment to Amended, Modified and Restated
           Loan Agreement, dated as of November 23, 1994, by and among Chambers Development Company, Inc. and
           NationsBank of North Carolina, N.A., Bank of New
           York, National City Bank, National Westminster
           Bank USA, Bank of America NT & SA, Bank One,
           Columbus, N.A., Philadelphia National Bank,
           Commerzbank Aktiengesellschaft, NationsBank of
           Virginia, N.A., PNC Bank N.A., Fleet Bank of
           Massachusetts, N.A. and Michigan National Bank.

  10.10 Second Amended and Restated Note Agreement dated as of November 21, 1994 by and among Chambers
           Development Company, Inc., New York Life
           Insurance Company, and Phoenix Home Mutual
           Life Insurance Company.

  10.11 Amended and Restated Secured Note Agreement dated as of November 21, 1994 by and among Chambers Development Company, Inc. and Kemper
           Investors Life Insurance Company, Lumbermens
           Mutual Casualty Company, Federal Kemper Life
           Assurance Company, The Equitable Life Assurance
           Society of the United States, Equitable Variable
           Life Insurance Company, IDS Life Insurance Company,
           IDS Life Insurance Company of New York, American





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

           Enterprise Life Insurance Company, The Mutual
           Life Insurance Company of New York, MONY Life
           Insurance Company of America, MONY Legacy Life
           Insurance Company, Monumental Life Insurance
           Company, AUSA Life Insurance Company, PFL Life
           Insurance Company, Bankers United Life Assurance
           Company, General Services Life Insurance Company,
           Aid Association for Lutherans, Jefferson-Pilot
           Life Insurance Company, Massachusetts Mutual
           Life Insurance Company, American Family Mutual
           Insurance Company, American Family Life Insurance
           Company, The Canada Life Assurance Company,
           Great-West Life & Annuity Insurance Company,
           Fidelity & Guaranty Life Insurance Company,
           Safeco Life Insurance Company, Modern Woodmen of America, Pan-American Life Insurance Company,
           American Life Casualty Insurance company and West
           American Insurance Company.

  99       Joint press release, dated November 28, 1994, of
           USA Waste Services, Inc. and Chambers Development
           Company, Inc.





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                               SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CHAMBERS DEVELOPMENT COMPANY, INC.


                              By:________________________________
                                 William Rodgers, Jr.
                                 Senior Vice President and
                                 Chief Financial Officer




DATE:  December 15, 1994





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                               SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CHAMBERS DEVELOPMENT COMPANY, INC.


                              By: /s/ William Rodgers, Jr.
                                  ---------------------------
                                  William Rodgers, Jr.
                                  Senior Vice President and
                                  Chief Financial Officer




DATE:  December 15, 1994





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